UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021 (December 9, 2021)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Naeem Kola as Chief Financial Officer , effective March 1, 2022

On December 8, 2021, the board of directors of Net 1 UEPS Technologies, Inc. (the "Company") approved the appointment of Naeem Kola as Group Chief Financial Officer ("CFO") of the Company, effective March 1, 2022 (the "Effective Date").

Mr. Kola has progressively held senior finance roles in Dubai, most notably as Chief Financial Officer of the Emerging Markets Payments Group ("EMP"), a high-growth fintech business that grew materially and successfully concluded and integrated five acquisitions during Mr. Kola's six-year tenure as Chief Financial Officer. Prior to becoming Chief Financial Officer, Mr. Kola was Senior Vice President for Investments, Strategy and Business Planning at EMP. Since the acquisition of EMP by Network International in 2017, Mr. Kola has been an Operations Director and Strategic Advisor to the emerging market private equity firm Actis, where he again focused on fintech businesses.

Agreements with Mr. Kola

In connection with his appointment as CFO, Mr. Kola and the Company entered into an employment agreement and a restrictive covenants agreement, which will become effective on the Effective Date. In addition, Mr. Kola and Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA") entered into a contract of employment and a restrictive covenants agreement, which will also become effective on the Effective Date. Mr. Kola will receive an annual base salary of $450,000, which will be paid in US Dollars. The employment agreement provides that Mr. Kola is an at-will employee of the Company and his contract of employment with Net1 SA provides that either party may terminate the agreement with three months' notice.

Mr. Kola is eligible for a short-term cash incentive award during each full fiscal year of employment of between 60% and 120% of Mr. Kola's base salary, or $270,000 to $540,000, and subject to certain performance criteria, including but not limited to Mr. Kola's own performance, which will be determined by the remuneration committee in its discretion. In addition, Mr. Kola will be eligible to participate in and receive awards under the Company's Amended and Restated 2015 Stock Incentive Plan (the "2015 Plan") with the terms and conditions of any such awards subject to the discretion of the remuneration committee.

Subject to Mr. Kola's continuous employment on each vesting date, Mr. Kola is entitled to an award of restricted shares of the Company to be granted on the Effective Date, calculated using a base amount of $1,000,000 (the "sign-on" grant), divided by the Fair Market Value (as defined in the 2015 Plan) of the Company's common stock on the date of such grant. The sign-on grant vests ratably over a period of three years commencing on the first anniversary of the grant through March 1, 2025. As of December 9, 2021, the Company's shares of common stock's closing price on NASDAQ was $4.55. Mr. Kola will also be eligible to receive a target annual equity grant equal to 75% percent of his annual base salary determined based on the closing price per share of Company common stock on the date of such grant, the vesting of which will be subject to applicable time or performance-based metrics as determined by the remuneration committee in its sole discretion.

Appointment of Alex M.R. Smith as Chief Accounting Officer, effective March 1, 2022

On December 8, 2021, the board of directors of the Company approved that, on the Effective Date, Alex M.R. Smith will be appointed to serve as Group Chief Accounting Officer ("CAO") of the Company. As CAO, Mr. Smith will have overall responsibility for the Company's accounting, financial reporting and SEC reporting functions. Mr. Smith has served as the Company's Chief Financial Officer, Treasurer and Secretary since March 2018 and previously served as the Company's interim Chief Executive Officer from October 2020 until July 2021.

Mr. Smith will continue to serve as CFO until the Effective Date. Upon assuming the role of CAO, Mr. Smith will transition his role and responsibilities as CFO to Mr. Kola and will resign from the board of directors of the Company. Mr. Smith's transition from CFO to CAO is not the result of any disagreement with the Company regarding its operations, policies or practices.

Amendments to Mr. Smith's Employment Terms

In connection with Mr. Smith's appointment to CAO, the board of the directors of the Company approved an amendment to Mr. Smith's February 2018 employment agreement with the Company, an addendum to Mr. Smith's February 2018 contract with Net1 SA, and amendments to Mr. Smith's restrictive covenant agreements with the Company and Net1 SA, as of the Effective Date. Pursuant to the amendment to his employment agreement with the Company, Mr. Smith will be granted an award of restricted shares of the Company on the Effective Date, calculated using the U.S. dollar equivalent of ZAR 1,500,000, divided by the Fair Market Value of the Company's common stock, as determined by the remuneration committee in its sole discretion, on the date of such grant (the "CAO grant"). The CAO grant vests ratably over a period of three years commencing on the first anniversary of the grant through March 1, 2025. Additionally, pursuant to the addendum, Mr. Smith's annual base salary will decrease (currently $395,650) to $270,000, effective April 1, 2022. Lastly, Mr. Smith is eligible to receive a bonus equal to ZAR 1,875,000 subject to the successful transition of his duties and the completion of a strategic business acquisition which amount shall be paid on the later of the Effective Date or the successful closing of the acquisition.

There are no family relationships between Mr. Kola, Mr. Smith and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and either Messrs. Kola or Smith that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the agreements with Mr. Kola and amendments Mr. Smith's agreements do not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 - 10.7 and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 9, 2021, the Company issued a press release announcing the appointments of Mr. Kola and Mr. Smith as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
No.
10.1	Contract of Employment, dated as of December 9, 2021, between Net1 Applied Technologies South Africa (Pty) Ltd and Naeem Kola

10.2	Restrictive Covenants Agreement, dated as of December 9, 2021, between Net1 Applied Technologies South Africa (Pty) Ltd and Naeem Kola

10.3	Employment Agreement, dated as of December 9, 2021, between Net 1 UEPS Technologies, Inc. and Naeem Kola

10.4	Restrictive Covenants Agreement, dated as of December 9, 2021, between Net 1 UEPS Technologies, Inc. and Naeem Kola

10.5	Addendum to Contract of Employment, dated as of December 9, 2021, between Net1 Applied Technologies South Africa (Pty) Ltd and Alex M.R. Smith

10.6	Amendment to Employment Agreement, dated as of December 9, 2021, between Net 1 UEPS Technologies, Inc. and Alex M.R. Smith

10.7	First Amendment to Restrictive Covenant Agreements, dated as of December 9, 2021

99.1	Press Release, dated December 9, 2021, issued by Net 1 UEPS Technologies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 10, 2021	By:	/s/ Christopher G.B. Meyer
	Name:	Christopher G.B. Meyer
	Title:	Group Chief Executive Officer